Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-51717 and 333-74832 on Form S-8 of our report dated June 25, 2026, appearing in the Annual Report on Form 11-k of the Virco Mfg. Corporation 401 (k) Plan for the year ended December 31, 2025.

/S/ KBF CPAs LLP

Lake Oswego, Oregon
June 25, 2026